EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS






      We consent to the incorporation by reference in the registration statement of Cortland First Financial Corporation on Form S-3 (File No. 33-65417) of our report dated January 16, 1998, on our audits of the consolidated financial statements of Oneida Valley Bancshares, Inc. as of December 31, 1997 and 1996 and for the years then ended and our report dated January 17, 1997 on our audit of the consolidated financial statements of Oneida Valley Bancshares, Inc. as of December 31, 1995, which reports are included in this Form 8-K.

                                                      PRICEWATERHOUSECOOPERS LLP

Syracuse, NY
February 8, 1999